UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 13, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 13, 2006, PureDepth, Inc. entered into a contract with International Game Technology (NYSE: IGT). IGT has entered into a worldwide license (excluding Japan) of PureDepth technology and patents to develop, manufacture, market, sell and distribute products for use in wager-based gaming. The initial term of the agreement is five years and provides for the payment of royalties to PureDepth. Certain royalties are pre-paid. There are no other known material relationships between the Company, its affiliates and International Game Technology.

ITEM 7.01 REGULATION FD DISCLOSURE.

On October 17, 2006, PureDepth, Inc. announced the entry into a contract with International Game Technology (NYSE: IGT). The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report is being furnished, and is not deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated October 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.:
(Registrant)

Date: October 17, 2006	By:	/s/ FRED ANGELOPOULOS
FRED ANGELOPOULOS Chief Executive Officer

EXHIBIT INDEX

EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press release dated October 17, 2006